UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 15, 2023

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2023, MicroVision GmbH (the “Subsidiary Company”), a wholly-owned subsidiary of MicroVision, Inc., entered into a Lease Agreement Concerning Office Premises (the “Lease”) with Victoria Immo Properties I S.à r.l. (the “Landlord”), pursuant to which the Subsidiary Company will lease approximately 5,500 square meters (or approximately 60,000 square feet) of space located in Hamburg, Germany (the “Premises”) that it will use primarily for general office space and product testing.

The Lease provides for an initial term of five years (the “Term”) commencing on the date the Premises are delivered to the Subsidiary Company, which is expected to occur between August 1, 2024 and December 31, 2024. In connection with the execution of the Lease, the Subsidiary Company will provide the Landlord a security deposit of approximately $1 million.

Pursuant to the Lease, for the first year of the Term the monthly base rent will be approximately $117,000. For each subsequent year, the base rent is subject to an annual market rate adjustment. In addition to the monthly base rent, the Subsidiary Company will pay additional rent comprised of certain operating, management, and ancillary expenses, subject to certain terms and limitations set forth in the Lease, and applicable taxes. The Subsidiary Company has the option to extend the Term for the Premises two times, each for a three-year period.

The Premises are intended to replace the office space currently being rented by the Subsidiary Company upon expiration of the leases associated with those properties. A description of the Subsidiary Company’s existing lease arrangements can be found in MicroVision, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2023.

The foregoing description of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: December 21, 2023